EXECUTION VERSION	Exhibit 4.2

REDACTED COPY
Certain identified confidential information has been redacted from this exhibit because both (i) it is customarily and actually treated as private or confidential and (ii) it is not material.
Confidential portions of this Exhibit are designated by [*****].
1st ADDENDUM TO THE AGREEMENT FOR THE SUPPLY OF EQUIPMENT
Executed on June 26, 2014.
Through this addendum and in the due form of law, the Parties identified below,
PAX BR Comércio de Equipamentoso de Informática Ltda., a company with headquarters at Avenida João Paulo I, n 1776, Bloco C, sala 09, Jardim São Luiz, City of Embu das Artes and state of São Paulo, CEP 06670-300, enrolled on the Corporate Taxpayer’s National Register at the Ministry of Finance (CNPJ/MF) under no. 11.603.135/0001 -68, with state enrolment at SEFAZ in São Paulo under no. 298.105.155.116 , and its local offices, hereinafter referred to simply as “PAX”;
CIS ELETRÔNICA INDÚSTRIA E COMÉRCIO LTDA o , a private law company with headquarters located at Rua Rishin Matsuda, n 585, Vila Santa Catarina, São Paulo/SP, CEP 04371-000, enrolled on the CNPJ/MF under no. 49.922.131/0001 -15, with state enrolment at SEFAZ in São Paulo under no. 111.265.711.117 , and its local offices, hereinafter referred to simply as “CIS”; and,
NET+PHONE TELECOMUNICAÇÕES LTDA., with headquarters in the city of São o Paulo, São Paulo state, at Av. Brigadeiro Faria Lima 1384, 7 anda, parte A, CEP 0563-0032, enrolled on the CNPJ/MF under no. 06.066.832/0001 -97, represented in the form of its Articles of Organization in force, hereinafter referred to simply as “CLIENT”.
WHEREAS:
(i)the Parties executed an Agreement for the Supply of Equipment on June 26, 2014 (“AGREEMENT”); and
(ii)the Parties wish to add another Party to the contractual relationship, in the capacity of supplier of equipment, and all the rights and obligations set forth in the Agreement that applied to CIS, in addition to those set forth in law, will apply without distinction to DENSAM.
The Parties decide to enter into this 1st Addendum to the AGREEMENT, for it to contain the following amendment, which will bind the Parties and their successors at any time and for any reason.
FIRST CLAUSE
The parties decide in common agreement to include the Company DENSAM DA AMAZONIA INDUSTRIA ELETRONICA LTDA., a private law company with headquarters at Avenida Torquato Tapajos no. 485 B, Taruma, CEP: 69041-025, Manaus -AM, enrolled on the CNPJ/MF 10206543000113 and state registration 06.300.615 -4 NL. It being a partner company of PAX BR COMÉRCIO E SERVIÇOS LTDA—ME, and both formal SCP (special partnership) partners in the operations of manufacturing, import and marketing of POS/PIN Pad equipment, hereinafter referred to simply as “DENSAM”.
SECOND CLAUSE
The Parties decide in common agreement to apply to DENSAM all obligations and rights applicable to CIS set forth in the Agreement and its amendments, without prejudice to the rights and duties established in law.
THIRD CLAUSE

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EXECUTION VERSION	Exhibit 4.2

In accordance with the articles of incorporation that changed the company name, before called PAX BR Comércio de Equipamentos de Informática Ltda., began to be called: PAX BR COMÉRCIO E SERVIÇOS LTDA– ME.
The company before with headquarters located at Avenida João Paulo I, no 1776, Bloco C, sala 09, Jardim São Luiz, City of Embu das Artes and state of o São Paulo CEP: 06670-300, now has its headquarters at Rua Santa Mônica, n 1391, quadra AH, Lote 03, Parque Industrial San Jose, city of Cotia, São Paulo state, CEP 06715-865.
FOURTH CLAUSE
The Parties sign this Addendum on the date hereof, however, its effects apply retroactively to October 01, 2014, the date on which the parties already held verbal discussions about its purpose.
FIFTH CLAUSE
This addendum produces the effects executed above and ratifies all the other clauses and conditions of the AGREEMENT FOR THE SUPPLY OF EQUIPMENT here amended, with them remaining unchanged and in full force.
In witness whereof, the Parties execute this instrument, in 4 (four) counterparts of equal content, in the presence of two witnesses.
São Paulo, October 21, 2014.

/s/ [Illegible]	/s/ [Illegible]
PAX BR COMÉRCIO E SERVIÇOS LTDA – ME	CIS ELETRÔNICA INDÚSTRIA E COMÉRCIO LTDA.

/s/ [Illegible] /s/ [Illegible]	/s/ [Illegible]
NET+PHONE TELECOMUNICAÇÕES LTDA.	DENSAM DA AMAZONIA INDÚSTRIA ELETRÔNICA LTDA.
Witnesses

/s/ Juliana Dario Procopio	/s/ Aline Ayumi Hirata
Name: Juliana Dario Procopio	Name: Aline Ayumi Hirata
Individual Taxpayer’s Registration No. at Ministry of Finance:	Individual Taxpayer’s Registration No. at Ministry of Finance:

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